UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒       Preliminary Consent Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐       Definitive Consent Statement

☐       Definitive Additional Materials

☐       Soliciting Material Under Rule 14a-12

CEA INDUSTRIES INC.
(Name of Registrant as Specified in Its Charter)
YZILABS MANAGEMENT LTD. CHANGPENG ZHAO [●]
(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒       No fee required

☐       Fee paid previously with preliminary materials

☐       Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED DECEMBER 1, 2025

YZILABS MANAGEMENT LTD.

___________, 2025

Fellow BNC Stockholders:

YZILabs Management Ltd. (“YZi Labs Management”) and the other participants named herein (collectively, the “YZi Labs,” “we,” “our” or “us”) beneficially own in the aggregate 2,150,481 shares of common stock, par value $0.00001 per share (the “Common Stock”), of CEA Industries Inc., a Nevada corporation (“BNC” or the “Company”), representing approximately 5.03% of the outstanding shares of Common Stock. For the reasons set forth in the attached Consent Statement, we believe significant and immediate changes to the composition of the Board of Directors of the Company (the “Board”) are necessary to address the continued destruction of stockholder value at BNC and to ensure that the Company is being run in a manner consistent with your best interest.

We are therefore seeking your support to materially reconstitute the Board by expanding the size of the Board by [●] members to [●] directors in total and to elect our [●] highly-qualified nominees as directors to the Board. We believe BNC stockholders deserve a Board that will truly look out for stockholders’ best interest by meaningfully overseeing management, improving investor communications practices and ensuring management accountability. We therefore feel compelled to take action to provide for a better future for all BNC stakeholders and to restore the confidence in the Board that stockholders deserve. Accordingly, we urge you to join us in seeking to expand the size of the Board and elect YZi Lab’s [●] nominees, [●].

We believe the current Board is in critical need of additional directors with the knowledge and experience to effectively oversee management, address the Company’s stock price underperformance and operational issues, and restore investors’ faith in the Company. The stockholders of BNC deserve a well-functioning Board that understands its role as a steward of stockholder resources. We are therefore launching this consent solicitation because we believe that stockholders must act now to prevent the further destruction of shareholder value.

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today. The attached Consent Statement and the enclosed WHITE consent card are first being furnished to the stockholders on or about [●], 2025. We urge you not to sign any revocation of consent card that may be sent to you by BNC. If you have done so, you may revoke that revocation of consent by delivering a later dated WHITE consent card to YZi Labs, in care of [●], which is assisting us, at the address listed on the following page, or to the principal executive offices of BNC.

Thank you for your support,

YZILabs Management Ltd.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of YZi Labs’ proxy materials,

please contact [●] at the phone numbers listed below.

[●]

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED DECEMBER 1, 2025

CEA INDUSTRIES INC.
_________________________

CONSENT STATEMENT
OF

YZILABS MANAGEMENT LTD.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the accompanying WHITE consent card are being furnished to you as a stockholder of CEA Industries Inc., a Nevada corporation (“BNC” or the “Company”), by YZILabs Management Ltd., a British Virgin Islands business company (“YZi Labs Management”) and the other participants named herein (collectively, “YZi Labs,” “we,” “our” or “us”), in connection with our solicitation of written consents to expand the size of the Board of Directors of the Company (the “Board”) by [●] members to [●] directors in total and elect our [●] highly-qualified nominees as directors to the Board.

As significant stockholders of the Company, with aggregate ownership of 2,150,481 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), constituting approximately 5.03% of the outstanding shares, we believe that the Board must be materially reconstituted to ensure that the best interest of stockholders, the true owners of BNC, are appropriately represented in the boardroom.

A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder action in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We are soliciting written consents from the holders of shares of the Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), without a stockholders’ meeting, as authorized by the Nevada Revised Statutes (the “NRS”):

Proposal 1 – Repeal any provision of the Company’s Bylaws, as amended (the “Bylaws”), in effect at the time this Proposal becomes effective, including any amendments thereto, which were not included in the Bylaws that were in effect and were filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2025 (the “Bylaw Restoration Proposal”) to restore the Bylaws to their current publicly disclosed form if the Board attempts to amend them in any manner prior to the completion of this consent solicitation;

Proposal 2 – Increase the size of the Board by [●] directors to [●] directors in total pursuant to Article II, Section .02 of the Bylaws (the “Board Size Proposal”);

Proposal 3 – Amend Article II, Section .04 of the Bylaws to provide stockholders the exclusive ability to fill vacancies resulting from an increase in the size of the Board by the vote or written consent of the Company’s stockholders or by court order (the “Vacancy Proposal”); and

Proposal 4 – Elect YZi Lab’s [●] nominees: [●], to serve as directors of the Company (the “Nominees”) (the “Election Proposal”).

This Consent Statement and the enclosed WHITE consent card are first being sent or given to the stockholders of BNC on or about [●], 2025.

We are soliciting your consent in favor of the adoption of the Board Size Proposal, the Vacancy Proposal and the Election Proposal because we believe the current Board is in critical need of additional directors with the knowledge and experience to effectively oversee management, address the Company’s stock price underperformance and operational issues, and restore investors’ faith in the Company. In addition, we are soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit stockholders’ ability to act by written consent, or limit the effect of your consent to the expansion of the Board and the election of the Nominees through changes to the Bylaws not filed with the SEC.

The effectiveness of each of the Proposals requires the affirmative consent of the holders of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date (as defined below). Each Proposal will be effective without further action when we deliver to BNC such requisite number of consents. Proposal 1, Proposal 2 and Proposal 3 are not subject to, or conditioned upon, the effectiveness of the other Proposals. The effectiveness of Proposal 4 is conditioned upon the effectiveness of Proposal 2. If the size of the Board is not increased, there will be no vacancies to fill, and the Nominees cannot be elected pursuant to Proposal 4.

In the event that our Nominees comprise less than a majority of the Board following the Consent Solicitation, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the Board.

On [●], 2025, YZi Labs delivered a written request for the Board to fix a record date for determining stockholders entitled to give their written consent to the Proposals. The Company has not yet publicly disclosed the record date for purposes of determining stockholders entitled to give their written consent to the Proposals (the “Record Date”) or the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on each Proposal.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

YZi Labs reserves the right to submit unrevoked written consents to BNC at any time after the receipt of the signed written consent. See “Consent Procedures” for additional information regarding such procedures.

As of the date hereof, YZi Labs collectively owns an aggregate of 2,150,481 shares of Common Stock, representing approximately 5.03% of the outstanding shares of Common Stock. YZi Labs intends to consent in favor of the Proposals with respect to all of such shares of Common Stock.

YZi Labs believes that there were approximately 42,769,051 shares of Common Stock outstanding as of November 19, 2025, this figure is based upon 43,083,082 shares of Common Stock outstanding as of September 18, 2025, which is the total number of shares outstanding as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on September 22, 2025, after taking into account the share repurchases and share sales disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 19, 2025. The mailing address of the principal executive offices of the Company is 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027.

The failure to sign and return a consent will have the same effect as voting against the Proposals. Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

THIS CONSENT SOLICITATION IS BEING MADE BY YZI LABS AND NOT BY OR ON BEHALF OF THE COMPANY. YZI LABS URGES YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

Important Notice Regarding the Availability of Consent Materials for this consent solicitation

This Consent Statement is available at [●].com

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. YZi Labs urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to YZi Labs, c/o [●] (“[●]”) so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such holder unless the consent specifies otherwise.

Only holders of voting securities of the Company as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of YZi Labs’ proxy materials,

please contact [●] at the phone numbers listed below.

[●]

BACKGROUND TO THE SOLICITATION

The following is a chronology of our involvement at the Company to date and the material events leading up to this consent solicitation:

•	On July 28, 2025, the Company announced a $500,000,000 private placement offering (the “PIPE”), with the support of YZi Labs Management, to establish the Company as the largest publicly listed BNB Chain digital asset treasury strategy in the world.

•	Also on July 28, 2025, YZi Labs Management entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with the Company, each in connection with and to help ensure the successful closing of the PIPE.

•	On August 5, 2025, the Company announced the closing of the PIPE, that its stock ticker would be changed to “BNC,” and reiterated that the PIPE would support the implementation of the Company’s BNB-focused treasury strategy. In connection with the closing of the PIPE, the Company entered into an asset management agreement (the “Asset Management Agreement”) with 10X Capital Partners LLC (“10X Capital”). Also on August 5, 2025, the Company entered into two Strategic Advisor Agreements (the “Strategic Advisor Agreements”) with each of 10X Capital and YZi Labs Management pursuant to which the Company engaged 10X Capital and YZi Labs Management to provide ongoing strategic advice and guidance relating to the Company’s business and operations. Additionally, pursuant to its Strategic Advisor Agreement, 10X Capital received the right to nominate two individuals to the Board of Directors of the Company (“the Board”). Also on August 5, 2025, YZi Labs Management and 10X Capital entered into a Strategic Services Agreement pursuant to which YZi Labs Management would provide certain strategic advisory services to 10X Capital and receive a portion of the fees earned by 10X Capital under the Asset Management Agreement (the “SSA”).

•	Also on August 5, 2025, in connection with the closing of the PIPE, the Company announced that James R. Shipley, Matthew Tarallo, and Marion Mariathasan resigned as directors of the Company. The Company also announced that pursuant to the Board nomination rights granted by the Company to 10X Capital under its Strategic Advisor Agreement, on August 5, 2025, the Board appointed Hans Thomas, 10X Capital’s Founding Partner, and Alexander Monje, 10X Capital’s Partner and Chief Legal Officer, as directors of the Company to fill the vacancies created by the resignations.

•	Also on August 5, 2025, David Namdar, a Senior Partner at 10X Capital, became the Chief Executive Officer of the Company.

•

On August 7, 2025, representatives of YZi Labs contacted Mr. Thomas regarding their concerns relating to the timing of investor updates and to express their views that the Company would benefit from increased marketing efforts and media presence.

•	Since the closing the PIPE through the end of November 2025, representatives of YZi Labs have sought to privately engage with members of the Board and management of the Company to express their views and concerns on the Company’s performance, operations and management, and to offer their views on the need for the Company to increase its marketing and media presence and provide more transparency to its shareholders regarding key information on its cryptocurrency holdings and the employment arrangements of Mr. Namdar, as the Company’s CEO. During these discussions, YZi Labs has asked 10X Capital to lower the asset management fee under the AMA, and has offered on multiple occasions to waive the fees to which YZi Labs Management is entitled under the SSA, in order to reduce the Company’s operational cost and help streamline and boost the performance of the Company. As of the date of this Consent Statement, YZi Labs Management has not received any compensation or any of the key information to which it is entitled under the SSA.

•	On August 14, 2025, representatives of YZi Labs contacted Mr. Thomas regarding a potential offering and the expected timing of investor updates concerning the Company’s BNB treasury.

•

On August 19, 2025, representatives of YZi Labs again contacted Mr. Thomas regarding their concerns related to the timing and substance of investor updates and urged more timely and informative investor updates.

•	On August 20, 2025, representatives of YZi Labs contacted Mr. Thomas to express their concerns and views that the Company would benefit from increased marketing efforts and media presence.

•

On August 30, 2025, representatives of YZi Labs contacted Mr. Thomas requesting a phone call to discuss their concerns and views related to the timing and substance of the Company’s public updates to investors and urging more timely and informative investor updates.

•	On September 2, 2025, the Company announced that Mr. Monje had resigned from the Board on August 29, 2025, and that the Board had appointed, Dr. Russell Read, the former Chief Investment Officer of 10X Capital to fill the resulting vacancy.

•

On September 10, 2025, representatives of YZi Labs contacted Messrs. Thomas and Namdar to convey their serious concerns regarding Messrs. Thomas and Namdar’s apparent and active involvement in fundraising calls promoting another digital asset treasury project. Representatives of YZi Labs also expressed their belief that this may cause investors to lose faith in the integrity of the Company’s management and that the Company needed to promptly address these important concerns.

•	On September 15, 2025, the Company announced that its quarterly report and earnings announcement for the fiscal quarter ended July 31, 2025 would be delayed.

•	On September 18, 2025, representatives of YZi Labs introduced Messrs. Thomas and Namdar to potential candidates to join BNC’s management that they believed would be beneficial to the Company and would help improve the Company’s corporate governance and operations. Mr. Thomas indicated that they were reaching out to their counsel to discuss this possibility.

•	On September 21, 2025, Mr. Thomas again mentioned that they were going to discuss with their counsel regarding the potential candidates to join BNC’s management.

•

On September 25, 2025, representatives of YZi Labs had dinner with Mr. Namdar and other potential investors at a dinner in Seoul, Korea, during which YZi Labs expressed its significant concerns and view that Mr. Namdar needed to allocate more time and attention to the management of the Company and its performance. YZi Labs also proposed that, to help lower management cost and burdens to the Company, 10X Capital should lower their fees due under the Asset Management Agreement, similar to YZi Lab Management’s wavier of its fees.

•	On October 4, 2025, representatives of YZi Labs contacted Mr. Thomas expressing their concerns regarding the Company’s lack of marketing efforts, and urging the Company to make more fulsome disclosure to its shareholders regarding the amount of BNB acquired, and the underperformance of BNC relative to BNB prices. Mr. Thomas indicated that the Company was in the process of discussing disclosures with its securities counsel and announcements would be forthcoming.

•

Also on October 4, 2025, representatives of YZi Labs contacted Mr. Thomas to propose that Alex Odagiu, an investment partner at YZi Labs with significant crypto investment experience and extensive traditional finance background, join the Company in order to improve the Company’s management and expressed their concerns about the management fee continued to be charged by 10X Capital under the Asset Management Agreement, and its impact and burdens on the Company’s operation.

•	On October 7, 2025, the Company announced that on October 1, 2025, the Board increased the size of the Board from four to five members, and appointed Carly E. Howard as a director of the Board, effective immediately.

•	Also on October 7, 2025, Mr. Odagiu had a phone call with Mr. Thomas and other representatives of YZi Labs where he expressed his views on how to improve the management of the Company.

•	On October 8, 2025, Mr. Odagiu followed-up with Mr. Thomas on their discussion and highlighted several governance changes that he believed would be well received by shareholders, including management team adjustments, a more effective management incentive plan, and potential amendments to the Asset Management Agreement to lower or eliminate fees charged by 10X to the Company in addition to YZi Lab’s fee waiver. However, the Company refused to add Mr. Odagiu to the management team or adopt his constructive suggestions for the Company.

•

On October 17, 2025, representatives of YZi Labs again contacted Mr. Thomas regarding their concerns and views on the timing and substance of investor updates and urged more timely and informative investor updates.

•	Also on October 17, 2025, the Company announced that it had received a public reprimand letter from the Nasdaq Listing Qualifications Staff pursuant to Nasdaq Listing Rule 5810(c)(4), due to the Company’s failure to comply with Nasdaq Listing Rule 5635(b) and that the Company thereafter regained compliance.

•	On November 6, 2025, YZi Labs sent a letter to the Company demanding that the Company remove and consequently revise its website, The Network (the “Website”), citing YZi Labs’ serious concerns regarding potential securities law violations.

•	On November 7, 2025, the Company removed the Website.

•

In mid-November 2025, YZi Labs was informed that at a cryptocurrency conference from November 10 to 12, 2025, Messrs. Namdar and Thomas were again promoting and seeking funding for DATs other than BNC.

•	On November 26, 2025, YZi Labs filed a preliminary consent statement with the SEC, which was held by the EDGAR system due to technical issues.

•	Also on November 26, 2025, YZi Labs filed a Schedule 13D disclosing the preliminary consent statement.

•	On November 27, 2025, YZi Labs issued a press release announcing the filing of the preliminary consent statement.

•

On November 28, 2025, the Company announced that the Board had approved an increase in the size of the Board from five to six members and had appointed Annemarie Tierney to fill the resulting vacancy, each effective as of November 26, 2025.

•	Also on November 28, 2025, representatives of the Company contacted representatives of YZi Labs regarding YZi Labs’ Schedule 13D and press release.

•	On December 1, 2025, YZi Labs filed this preliminary consent statement with the SEC.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

YZi Labs is making this solicitation. See “Additional Participant Information” for additional information regarding the Participants (as defined below) in this consent solicitation.

WHAT ARE THE PROPOSALS FOR WHICH CONSENTS ARE BEING SOLICITED?

We are asking you to consent to four corporate actions: (1) the Bylaw Restoration Proposal, (2) the Board Size Proposal, (3) the Vacancy Proposal, and (4) the Election Proposal.

YZi Labs is asking you to consent to the Board Size Proposal, the Vacancy Proposal and the Election Proposal to expand the size of the Board by [●] directors and to elect our [●] Nominees to fill the resulting vacancies. In addition, in order to ensure that you have the ability to act by written consent and that your consent to elect the Nominees will not be modified or diminished by actions taken by the incumbent Board, YZi Labs is asking you to consent to the Bylaw Restoration Proposal.

WHY ARE WE SOLICITING YOUR CONSENT?

We are soliciting your consent because we believe the current Board is in critical need of additional directors with the knowledge and experience to effectively oversee management, address the Company’s stock price underperformance and operational issues, and restore investors’ faith in the Company. We believe this consent solicitation is the best option we have available as stockholders to reject the status quo and correct the Company’s trajectory.

We have identified highly qualified candidates we believe would be able to serve the best interest of all stockholders by maximizing BNC’s value.

WHO ARE THE NOMINEES?

We are asking you to elect each of [●] as a director of BNC. The business experience of our highly qualified Nominees is set forth in this Consent Statement under the section entitled “Proposal 4 – The Election Proposal,” which we urge you to read.

WHAT IF NOT ALL OF THE PROPOSALS ARE APPROVED?

While the election of any of our Nominees pursuant to this Consent Solicitation is contingent on the passage of the Board Size Proposal, the opposite is not true – the Bylaw Restoration Proposal, the Board Size Proposal and the Vacancy Proposal is not contingent upon the election of any of our Nominees through this Consent Solicitation. A Nominee will not be elected pursuant to the Election Proposal if such Nominee does not receive the affirmative consent of the holders of a majority of the outstanding shares in favor of such Nominee’s election, even if one or more of the other Nominees are each duly elected pursuant to the Election Proposal by a separate affirmative consent of the holders of a majority of the outstanding shares in favor of one or more of such other Nominees’ election. If the Board Size Proposal has been passed and one or more of the Nominees is not elected to the Board, one or more vacancies will remain on the Board following the conclusion of the Consent Solicitation.

WHO IS ELIGIBLE TO GRANT WRITTEN CONSENTS IN FAVOR OF THE PROPOSALS?

Stockholders of voting securities at the close of business on the Record Date have the right to consent to the Proposals. On [●], 2025, YZi Labs delivered a written request for the Board to fix the Record Date. The Company has not yet disclosed the new Record Date or the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on each Proposal.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible. YZi Labs delivered its written consent to the Company on [●], 2025. While the NRS does not set forth a deadline by which we must submit valid, unrevoked consents representing a sufficient number of shares of Common Stock to adopt the Proposals, we believe time is of the essence and we nevertheless intend to set [●], 2025 as the goal for submission of written consents.

WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding Common Stock as of the close of business on the Record Date.

WHAT SHOULD YOU DO TO SUPPORT OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to YZi Labs, c/o [●] so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call our solicitor [●] toll-free at: [●] (Stockholders). Banks and brokers call collect at: [●].

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of YZi Labs’ proxy materials,

please contact [●] at the phone numbers listed below.

[●]

REASONS FOR OUR SOLICITATION

WE BELIEVE THAT IMMEDIATE AND MATERIAL CHANGE TO THE BOARD AND COMPANY MANAGEMENT IS REQUIRED TO UNLOCK SIGNIFICANT VALUE FOR ALL STOCKHOLDERS

YOU HAVE AN OPPORTUNITY TO SEND THE BOARD AND MANAGEMENT A LOUD AND CLEAR MESSAGE THAT STOCKHOLDERS WILL NOT TOLERATE THE VALUE-DESTRUCTIVE STATUS QUO

We are a firm which invests in companies with strong fundamentals and significant potential for long-term value creation. We are a significant stockholder of the Company and a key contributor to the overall BNB ecosystem, who participated in the successful closing of the Company’s $500,000,000 PIPE this summer because we believe in the Company’s remarkable growth potential and the strength of its announced BNB-focused treasury strategy. Although we have great hopes for the Company’s future, we have become extremely concerned about the Company’s underperformance since the closing of the PIPE and fear that under the current leadership, stockholders will continue to watch their investment decline until it is too late to put the Company back on the right path.

We Believe Company Management is Directly Responsible for the Company’s Poor Performance

Despite its advantageous market position and strong fundamentals, BNC has significantly underperformed on several levels. Since the closing of the PIPE, the Company’s share price has significantly underperformed, despite the fact that the value of BNB, the primary asset of the Company’s digital asset treasury, has increased over the same time period.

Further, BNB has outperformed other major digital assets since the beginning of 2025, which makes the Company’s poor performance an apparent outlier and even more concerning.

Given that BNB, the Company’s digital asset treasury’s primary asset is performing well, and the Company has an advantageous market position, especially with YZi Labs Management being a significant investor in the Company, we believe that the Company’s underperformance is primarily due to its poor strategic execution, lack of media and marketing presence and an erosion of investor confidence in current management – all of which has occurred with CEO, David Namdar at the Company’s helm. For example, we were surprised and extremely concerned that the Company took more time than any other similarly situated digital asset treasury (“DAT”) company in issuing its shelf registration statement with respect to its at-the-market-offering (“ATM”), and thus failed to deliver its ATM on time, which we believe is one of the most important factors driving DAT flywheel.1 For context, the Company promised investors that it would file its resale registration statement within 30 days following the closing date of the PIPE, but it did not file until 53 days following the closing date. While we consented to an extension to the deadline to file the initial registration statement under the Registration Rights Agreement in order to ensure the registration of the securities, the Company’s inability to timely complete fairly typical corporate actions integral to a public company, in our view, raises serious concerns regarding company management and their ability to execute. To make matters worse, while these filings were pending, in our view the Company repeatedly refused to provide sufficient communication with its investors, keeping them in the dark with respect to the liquidity of and use of proceeds in connection with their investment.

Company Management has Repeatedly Failed to Engage the Market and Sufficiently Promote Itself and its Assets

We believe that the Company has not been sufficiently transparent with its stockholders regarding its actions, timing and has made little to no media or marketing efforts to promote its assets. For instance, the Company has failed to alleviate the significant confusion amongst investors between BNB Network Company and CEA Industries – the use of two names has created a lack of clarity which we believe needs to be corrected promptly. Further, the Company has neglected to prepare several customary resources for stockholders to understand the Company’s assets or governance. In the almost four months since the closing of the PIPE, the Company has still not finished its Investor Relations webpage. Additionally, the Company has failed to provide timely and meaningful updates regarding its NAV/NAV per share, mNAV, BNB yield generation or BNB accumulation for several months. The Company only recently announced the launch of its treasury dashboard, a key investor communication tool, which we urged the Company to adopt months ago, and which currently provides basic and materially insufficient information.

1 Source: BNC, BMNR, SBET, ETHZ, FWDI, HSDT and STSS SEC filings.

There has been very little media coverage on the Company, as there has been little to no activity on X (Twitter) or on other social media platforms, which we feel is unusual for a DAT company. We believe the Company’s apparent inability to adequately and effectively communicate with its investors and the market further exacerbates investor confusion and significantly contributes to the Company underperformance. In the world of cryptocurrency, marketing is of the utmost importance, and we believe there is no way for the Company to reach its true potential, without effective and comprehensive marketing or investor outreach.

We Believe Management’s and Directors’ Interests are Not Aligned with Stockholders, and the Board has Failed in its Duty to Actively Oversee Management

In our view, the interests of Company management and the Board simply do not align with the interests of its stockholders. In particular, we have become concerned regarding the inability of the Board and management to objectively monitor and manage the services being provided by 10X Capital, the Company’s asset manager, and its apparent failure to act independently in the best interest of the Company. Director Hans Thomas is one of 10X Capital’s Founding Partners, Director Russell Read is 10X Capital’s former Chief Investment Officer and CEO David Namdar is a Senior Partner at 10X Capital. We have serious concerns regarding Messrs. Thomas and Namdar’s loyalty and amount of dedication to the Company, as on more than one occasion, these individuals have significantly promoted other potential DATs, despite failing to adequately promote BNC and BNB.

We are concerned that Mr. Namdar is more focused on serving the interests of 10X Capital, rather than advocating for the interests of all BNC stockholders. We also have serious concerns that the Board as currently constituted lacks the experience or conviction to hold management accountable. In our view, the Board also lacks sufficient the digital asset expertise necessary to drive and oversee the necessary strategic changes at the Company. We believe that stockholders need change now and that the best way to ensure that the Company has the tools and oversight necessary to improve its performance and restore investors’ faith in the Company is by adding additional competent, experienced directors that can effectively lead the Company and oversee management.

A New Qualified Chief Executive Officer and Experienced Management Team is Necessary

Based upon our experience, a company cannot reach its full potential without a competent and committed CEO and a properly structured executive team. In addition to the concerns regarding Mr. Namdar’s performance and lack of devotion and loyalty to the Company, we believe BNC lacks an experienced leadership team capable of supporting and executing the Company’s strategy. The Company’s continued refusal to include qualified senior talent further undermines its capacity to deliver on its stated objectives. We believe that Mr. Namdar is simply unable and/or unwilling to perform at the level necessary to execute upon BNC’s current strategic initiatives and effectively lead BNC. Accordingly, we believe that, if elected, the reconstituted Board should promptly undertake a thorough review of Mr. Namdar’s performance and should explore the selection of a new CEO with the expertise, commitment and independence necessary to lead the Company into the future.

The Path Forward: We Believe New Competent and Experienced Directors are Needed in the Boardroom NOW

We believe that time is of the essence. Stockholders cannot afford the leadership of the current Board and management team. We urge all BNC stockholders to act now to expand the size of the Board and add experienced competent directors to effectively oversee management, address the Company’s stock price underperformance and operational issues, in order to maximize value for all stockholders – the true owners of BNC. We look forward to introducing our nominees shortly.

PROPOSAL 1 – THE BYLAW RESTORATION PROPOSAL

We are asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit your ability to act by written consent or limit the effect of your consent to increase the size of the Board to [●] directors and elect the Nominees to fill such newly created directorships through changes to the Bylaws not filed with the SEC on or before July 25, 2025, which have the effect of limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of BNC. The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision of the Bylaws of CEA Industries Inc. as of the effectiveness of this resolution that was not included in the Bylaws, as amended filed with the Securities and Exchange Commission on July 25, 2025, be and is hereby repealed.”

The purpose of the Bylaw Restoration Proposal is to ensure that the Bylaws of the Company remain as they are in their current, publicly available form up until the completion of this consent solicitation and to restore the Bylaws to their current form if the Board attempts to amend them in any manner prior to the completion of this consent solicitation. If the Board does not effect any changes to the version of the Bylaws publicly available in filings by the Company with the SEC on or before July 25, 2025, the Bylaw Restoration Proposal will have no further effect. However, if the incumbent Board has made any changes since that time, such as amending the provision in the Bylaws permitting stockholders to act by written consent, the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was publicly available in filings by BNC with the SEC on July 25, 2025, without considering the nature of any changes the incumbent Board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments that one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, the Bylaw Restoration Proposal will not preclude the Board from reconsidering any repealed bylaw changes following the consent solicitation. We are not currently aware of any specific bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

YZI LABS URGES YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL

PROPOSAL 2 – THE BOARD SIZE PROPOSAL

We are asking you to consent to the Board Size Proposal to increase the size of the Board by [●] directors to [●] directors in total.

The following is the text of the Board Size Proposal:

“RESOLVED, that the size of the Board of Directors of CEA Industries Inc. is increased by [●] directors to [●] directors in total pursuant to Article II, Section .02 of the Bylaws, as amended.”

If the number of directors currently serving on the Board is not expanded, we do not believe there will be any vacancies for which our Nominees can be elected to fill. Accordingly, the Election Proposal is conditioned upon the approval by the stockholders of this Board Size Proposal.

YZI LABS URGES YOU TO CONSENT TO THE BOARD SIZE PROPOSAL

PROPOSAL 3 – THE VACANCY PROPOSAL

We are asking you to consent to the Vacancy Proposal to divest the current directors of their ability to fill vacancies on the Board resulting from an increase in the size of the Board pursuant to a vote by or the written consent of the Company’s stockholders or by court order, and to provide stockholders with the exclusive ability to fill vacancies resulting from an increase in the size of the Board pursuant to a vote by or the written consent of the Company’s stockholders or by court order. Amending Article II, Section .04 of the Bylaws, as set forth on Schedule II of this Consent Statement, will ensure that the stockholders have the exclusive ability to elect the directors to fill the vacancies resulting from the Board Size Proposal.

YZI LABS URGES YOU TO CONSENT TO THE VACANCY PROPOSAL

PROPOSAL 4 – THE ELECTION PROPOSAL

We believe the current Board is in critical need of additional directors with the knowledge and experience to effectively oversee management, as discussed in further detail in the “Reasons for the Solicitation” section of this Consent Statement. Accordingly, YZi Labs is asking you to consent to elect, without a stockholders’ meeting, each of the following individuals to serve as a director of the Company: [●].

The Board is currently composed of six (6) directors, all of whom are elected annually. If the Board Size Proposal is approved, then the Board will be increased to [●] directors with [●] vacancies. All of the Nominees, if elected, would fill those vacancies and each would hold office until the next annual meeting of stockholders and until such person’s successor has been elected or until such person’s death, resignation, retirement or removal. If the Board Size Proposal is approved and each of the Nominees is elected, then the Nominees will constitute a majority of the Board. There is no assurance that any of the Company’s incumbent directors will serve as directors if any of the Nominees are elected.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth in the bios below.

[●]

The Election Proposal to elect the Nominees is conditioned upon the effectiveness of the Board Size Proposal. If the size of the Board is not increased pursuant to the Board Size Proposal, there will be no vacancies to fill, and none of the Nominees can be elected pursuant to the Election Proposal.

Although we have no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees are not available for election, YZi Labs may designate such other nominee or nominees to be elected to the Board. In any such case, we would identify and properly designate such substitute nominees in an amended Consent Statement and shares of Common Stock represented by the enclosed WHITE consent card will be voted for such substitute nominee(s). Each of the Nominees has agreed to be named in this Consent Statement and to serve as a director of the Company, if elected. The WHITE consent card delivered with this Consent Statement provides each stockholder with the opportunity to approve the Election Proposal in part by designating the names of any of the Nominees whom such stockholder does not want elected to the Board.

YZI LABS URGES YOU TO CONSENT TO THE ELECTION OF ALL [●] OF THE NOMINEES

CONSENT PROCEDURES

Section 78.320 of the NRS provides that, absent a contrary provision in a Nevada corporation’s certification of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Article III of the Bylaws provides that any corporate action required by the Company’s Articles of Incorporation, Bylaws, or under the NRS, to be voted upon or approved at a duly called meeting of the shareholders, may be accomplished without a meeting if a written memorandum setting forth the action so taken, shall be signed by holders of a majority of the total outstanding shares of Common Stock.

While Nevada law does not set forth a deadline by which we must submit valid, unrevoked consents representing a sufficient number of shares of Common Stock to adopt the Proposals, we nevertheless intend to set [●], 2025 as the goal for submission of written consents. WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. We reserve the right to submit received and unrevoked written BNC consents at any time.

If the Proposals become effective as a result of this Consent Solicitation, the Company will be required to disclose the effectiveness of the stockholder actions within four business days by filing a Current Report on Form 8-K with the SEC. YZi Labs also intends to notify stockholders as promptly as possible by press release of the results of the Consent Solicitation.

Appraisal/Dissenter Rights

Stockholders are not entitled to appraisal or dissenters’ rights under Nevada law in connection with the Proposals or this Consent Statement.

Revocation of Written Consents

An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the holder that granted such consent. A revocation may be in any written form validly signed by the holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated WHITE consent card that is properly executed will constitute a revocation of any earlier consent. The revocation may be delivered either to YZi Labs, in care of [●], or to the principal executive offices of BNC. Although a revocation is effective if delivered to BNC, YZi Labs requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to YZi Labs, c/o [●], at the address set forth on the back cover of this Consent Statement, so that YZi Labs will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

Procedural Instructions

You may consent to any of the Proposals on the enclosed WHITE consent card by marking the “CONSENT” box and signing, dating and returning the WHITE consent card in the envelope provided. You may also vote against consenting with respect to any one or more of the Proposals on the enclosed WHITE consent card by marking the “AGAINST CONSENT” box, and signing, dating and returning the WHITE consent card in the envelope provided. You may abstain from consenting to any of the Proposals on the enclosed WHITE consent card by marking the “ABSTAIN” box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to certain of the Proposals, you will be deemed to consent to any such Proposal.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

YZI LABS URGES YOU TO CONSENT TO ALL OF THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this consent solicitation is being made by YZi Labs Management and the other Participants named herein. Consents may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

YZi Labs Management has entered into an agreement with [●] for solicitation and advisory services in connection with this solicitation, for which [●] will receive a fee not to exceed $[●], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. [●] will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. YZi Labs Management has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold. YZi Labs Management will reimburse these holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that [●] will employ approximately [●] persons to solicit BNC stockholders as part of this solicitation.

The entire expense of this consent solicitation is being borne by YZi Labs Management. Costs of this consent solicitation are currently estimated to be approximately $[●]. YZi Labs Management estimates that through the date hereof its expenses in connection with this consent solicitation are approximately $[●]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation.

YZi Labs intends to seek reimbursement from BNC of all expenses it incurs in connection with the solicitation. YZi Labs does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The participants in this solicitation are YZi Labs Management, Changpeng Zhao, and each of the Nominees (each, a “Participant” and collectively, the “Participants”). YZi Labs Management is a British Virgin Islands business company. Mr. Zhao is a citizen of Canada and the United Arab Emirates.

The principal business of YZi Labs Management is to invest in securities and fuel impact in Web3, AI and biotech. The principal business of Mr. Zhao is serving as an entrepreneur.

The principal business address of each of YZi Labs Management and Mr. Zhao is 2nd Floor Water’s Edge Building, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands.

As of the date hereof, the Participants beneficially own in the aggregate 2,150,481 shares of Common Stock. Excluded from the Participants’ beneficial ownership are (i) 7,750,510 shares of Common Stock underlying the Pre-Funded Warrants, (ii) 9,900,991 shares of Common Stock underlying the Stapled Warrants and (iii) 3,564,359 shares of Common Stock underlying the Strategic Advisor Warrants, which are each held by YZi Labs Management as of the date hereof. Each of the Pre-Funded Warrants, the Stapled Warrants and the Strategic Advisor Warrants either provide or the holder has elected that the holder shall not have the right to exercise any portion of any such warrants to the extent that after giving effect to such issuance after exercise, such holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, more than 4.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitations”). As of the date hereof, none of YZi Labs Management’s Pre-Funded Warrants, Stapled Warrants or Strategic Advisor Warrants are currently exercisable, and are not expected within 60 days to be exercisable due to the Beneficial Ownership Limitations. Mr. Zhao, as the sole director of YZi Labs, has voting and investment control of the shares held by YZi Labs and may be deemed to be the beneficial owner of such shares. Mr. Zhao disclaims any beneficial ownership of such securities not directly owned by him.

Each Participant, as a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the shares of Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock he, she or it does not directly own.

On July 28, 2025, in connection with the PIPE, YZi Labs Management entered into the Securities Purchase Agreement and Registration Rights Agreement, pursuant to which it purchased 2,150,481 shares of Common Stock at an offering price of $10.10 per share, 7,750,510 pre-funded warrants (the “Pre-Funded Warrants”) at an offering price of $10.09999 per Pre-Funded Warrant and 9,900,991 stapled warrants (the “Stapled Warrants”) at an exercise price of $15.15 per Stapled Warrant, and received certain registration rights in connection with the PIPE.

On August 5, 2025, in connection with the closing of the PIPE, YZi Labs Management entered into the Strategic Advisor Agreement, pursuant to which the Company engaged YZi Labs Management to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector. Pursuant to the terms of the Strategic Advisor Agreement, the Company issued 3,564,359 strategic advisor warrants (the “Strategic Advisor Warrants”) to YZi Labs Management, with an exercise price equal to the par value of the Common Stock. Also on August 5, 2025, YZi Labs Management entered into the SSA, pursuant to which YZi Labs Management would provide certain strategic advisory services to 10X Capital and receive a portion of the fees earned by 10X Capital under the Asset Management Agreement.

Except for as otherwise disclosed herein in connection with the PIPE, none of the Participants have engaged in any purchases or sales of securities of the Company during the past two years.

On [●], the Participants entered into the Group Agreement. Pursuant to the terms of the Group Agreement, the Participants agreed, among other things, to form the group for the purpose of working together to enhance stockholder value at the Company.

On November 21, 2023, Mr. Zhao pleaded guilty to a single count of Failure to Maintain an Effective Anti-Money Laundering Program in the U.S. District Court for the Western District of Washington. Mr. Zhao was sentenced to four months in prison and assessed a $50 million fine. This marks the first known instance that an individual with no criminal history was sentenced to prison for the same violation involving no allegations of fraud or identifiable victims. On October 21, 2025, Mr. Zhao received a full and unconditional pardon from President Trump of the above-referenced conviction. The Trump Administration has since justified Mr. Zhao’s full and unconditional pardon by citing the unprecedented nature of his prosecution and sentencing. When asked about his pardon of Mr. Zhao, President Trump stated that he was informed Mr. Zhao “was not guilty of anything,” that “what he did is not even a crime,” and that “he was persecuted by the Biden Administration.” Similarly, White House Press Secretary Karoline Leavitt explained that Mr. Zhao’s prosecution was motivated by the previous Administration’s “desire to punish the crypto industry.”

Mr. Zhao is subject to a consent order entered in CFTC v. Zhao, et al., in the U.S. District Court for the Northern District of Illinois. The consent order contains conclusions—to which Mr. Zhao neither admitted nor denied—that Mr. Zhao was liable as a control person for certain compliance violations of the Commodity Exchange Act committed by Binance and individually for willful evasion. This is the first time the CFTC brought an enforcement action for willful evasion. Mr. Zhao was assessed a $150 million penalty.

On August 7, 2024, Mr. Zhao was the subject of a Consent Order entered by Washington’s Department of Financial Institutions Division of Consumer Services, which prohibited him participating in the conduct of the affairs of a Washington money transmitter for five years from the date of entry of the Consent Order.

On August 28, 2024, Mr. Zhao was the subject of an Order of Prohibition issued by Michigan’s Department of Insurance and Financial Services prohibiting him from being a licensee, being employed by an agent of, or a control person of any licensee under the Money Transmission Services Act, or being a licensee or registrant under the federal licensing act for a period of five years from the date of the Prohibition Order. Mr. Zhao has since appealed the Prohibition Order, and his appeal is pending in the Michigan 30th Judicial Court for the County of Ingham (case number 24-766-AA).

On January 9, 2025, Mr. Zhao was the subject of a Consent Order entered by the Georgia Department of Banking and Finance prohibiting him from applying for a Georgia money transmitter license, controlling the affairs of a Georgia money transmitter, and acting as an ultimate equitable owner or executive officer of a Georgia money transmitter. The stated duration of the prohibition terminates on the later of 5 years from the date of entry of the Consent Order or until he receives a pardon, the latter of which he already received.

On May 16, 2025, BAM Trading Services Inc. executed a multistate settlement agreement (“MSA”) collectively resolving enforcement actions of participating state regulators. Although Mr. Zhao is not a party to the MSA, the order prohibits Mr. Zhao from serving in any managerial role or otherwise exerting a controlling influence over the management or policies of at BAM Trading Services Inc. or BAM Management US Holdings Inc. By the terms of the MSA, these restrictions on Mr. Zhao were terminated on October 21, 2025, upon his receipt of a full and unconditional pardon. Participating states included: Alabama, Arkansas, Arizona, Idaho, Iowa, Kentucky, Maryland, Minnesota, Nebraska, New Mexico, Oklahoma, Rhode Island, South Carolina, Utah, Virginia, and West Virginia.

On November 3, 2025, Mr. Zhao was the subject of a Final Order entered by Florida’s Office of Financial Regulation (“OFR”) incorporating the terms of a Stipulation and Consent Agreement (“SCA”) executed by OFR, Mr. Zhao, and BAM Trading Services, Inc. The SCA prohibits Mr. Zhao from being appointed to any role subject to Fla. Stat. 560.141(1)(c) at BAM Trading Services, Inc. and BAM Management US Holdings. However, the prohibitions have since been lifted according to the terms of the SCA, by virtue of Mr. Zhao’s receipt of a full and unconditional pardon from President Trump on October 21, 2025.

Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on in this solicitation. With respect to each of the Participants, except as set forth elsewhere in this Consent Statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

There are no material proceedings to which any Participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” consent statements and annual reports. This means that only one copy of this Consent Statement may have been sent to multiple stockholders in your household. YZi Labs will promptly deliver a separate copy of the document to you if you write to our solicitor, [●], at the following address or phone number: [●], [●] (Stockholders), [●] (Banks and Brokers). If you want to receive separate copies of our consent materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our solicitor at the above address and phone number.

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, vote against consenting to or abstain with respect to each Proposal by marking the “CONSENT,” “AGAINST CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “AGAINST CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE ELECTION PROPOSAL PROVIDES ON THE CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to [●] at the address below, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed. If you have any questions or require any assistance in executing your consent, please call [●] at the numbers listed below.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of YZi Labs’ proxy materials,

please contact [●] at the phone numbers listed below.

[●]

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS CONSENT STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN A CONSENT REVOCATION STATEMENT TO BE FILED BY THE COMPANY RELATING TO THE PROPOSALS DESCRIBED HEREIN BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE I FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Consent Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

YZILabs Management Ltd. [●], 2025

SCHEDULE I

The following is reprinted from the Company’s [●] filed with the Securities and Exchange Commission on [●].

SCHEDULE II

PROPOSED AMENDMENT TO THE BYLAWS, AS AMENDED, OF CEA INDUSTRIES INC.

1.	Proposed amendment to Article II, Section .04 of the Bylaws.

Article II, Section ..04 of the Bylaws of the Company is amended by deleting the section in its entirety and replacing it with the following:

.04 Vacancies.

In case of any vacancy in the Board of Directors, the remaining Directors, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Directors whose place shall be vacant, and until his/her successor shall have been duly elected and qualified. Further, the remaining Directors may fill any empty seats on the Board of Directors even if the empty seats have never been occupied. Notwithstanding the foregoing, a vacancy in the Board of Directors created by an increase in the size of the Board of Directors by the vote or written consent of the shareholders may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting of shareholders at which a quorum is present, or by the written consent of holders of a majority of the total outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of shareholders and until his/her successor has been elected and qualified.

II-1

IMPORTANT

Tell your Board what you think! YOUR CONSENT IS VERY IMPORTANT, no matter how many or how few shares you own. Please “CONSENT” to each of the Proposals by taking three steps:

•	SIGNING the enclosed WHITE consent card,

•	DATING the enclosed WHITE consent card, and

•	MAILING the enclosed WHITE consent card TODAY in the envelope provided (no Postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can give consent for your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to give consent either by toll-free telephone or by the Internet. You may also give consent by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided, and to ensure that your consent is given for your shares, you should also contact the person responsible for your account and give instructions for a WHITE consent card to be issued representing your shares.

After signing the enclosed WHITE consent card, DO NOT SIGN OR RETURN BNC’S CONSENT REVOCATION CARD UNLESS YOU INTEND TO CHANGE YOUR CONSENT INSTRUCTIONS, because only your latest dated consent card will be counted.

If you have previously signed and returned a [●] consent revocation card to BNC, you have every right to change your consent instructions. Only your latest dated consent card will count. You may cancel any consent revocation card already sent to BNC by signing, dating and mailing the enclosed WHITE consent card in the postage-paid envelope provided or by giving consent by telephone or Internet. Any consent revocation may be cancelled at any time prior to our delivery of written consents to the Company.

If you have any questions concerning this Consent Statement, would like to request additional copies of this Consent Statement or need help giving consent for your shares, please contact our consent solicitor:

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of YZi Labs’ proxy materials,

please contact [●] at the phone numbers listed below.

[●]

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED DECEMBER 1, 2025

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF CEA INDUSTRIES INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY YZILABS MANAGEMENT LTD. AND THE OTHER PARTICIPANTS NAMED IN ITS CONSENT SOLICITATION (COLLECTIVELY, “YZI LABS”)

THE BOARD OF DIRECTORS OF CEA INDUSTRIES INC.

IS NOT SOLICITING THIS CONSENT

C   O   N   S   E   N   T

Unless otherwise indicated below, the undersigned, a stockholder of record of CEA Industries Inc. (the “Company”), hereby consents pursuant to Section 78.320 of the Nevada Revised Statutes with respect to all shares of the Company’s common stock, par value $0.00001 per share (the “Shares”) held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF THIS WHITE CONSENT CARD IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. YZI LABS RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1-4.

1	Repeal any provision of the Company’s Bylaws, as amended (the “Bylaws”) in effect at the time this Proposal becomes effective, including any amendments thereto, which were not included in the Bylaws that were in effect and filed with the Securities and Exchange Commission on July 25, 2025.

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Consent	Against Consent	Abstain

2.	Increase the size of the Company’s Board of Directors (the “Board”) by [●] directors to [●] directors in total pursuant to Article II, Section .02 of the Bylaws.

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Consent	Against Consent	Abstain

3.	Amend Article II, Section .04 of the Bylaws to provide stockholders the exclusive ability to fill vacancies resulting from an increase in the size of the Board by the vote or written consent of the Company’s stockholders or by court order.

☐	☐	☐
Consent	Against Consent	Abstain

4.	Elect [●] to serve as directors of the Company.

☐	☐	☐
Consent	Against Consent	Abstain

INSTRUCTION: TO CONSENT, VOTE AGAINST CONSENTING OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED IN PROPOSAL 4, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 4, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW.

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Proposal 1, Proposal 2 and Proposal 3 are not subject to, or conditioned upon, the effectiveness of the other Proposals. The effectiveness of Proposal 4 is conditioned upon the effectiveness of Proposal 2. If the size of the Board is not increased, there will be no vacancies to fill, and the Nominees cannot be elected pursuant to Proposal 4.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO STOCKHOLDERS:

Please sign exactly as name appears hereon. If the Shares are held by joint tenants or as community property, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS SOLICITATION IS BEING MADE BY YZI LABS AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.